Exhibit 10.1

SWAP INTERCREDITOR AGREEMENT
Dated as of August 11, 2021
among
SANDRIDGE ENERGY, INC.
as the Borrower
SANDRIDGE HOLDINGS, INC.
as a Guarantor
SANDRIDGE EXPLORATION AND PRODUCTION, LLC,
as a Guarantor
SANDRIDGE MIDSREAM INC.
as a Guarantor
SANDRIDGE OPERATING COMPANY
as a Guarantor
INGEGRA ENERGY, L.L.C.
as a Guarantor
LARIAT SERVICES, INC.
as a Guarantor
ICAHN AGENCY SERVICES LLC,
as Administrative Agent on behalf of the Secured Parties
and
J. ARON & COMPANY LLC,
as Energy Hedge Provider

[TABLE OF CONTENTS TO BE ADDED]
i

Annex I–    Notice Information
SWAP INTERCREDITOR AGREEMENT
This SWAP INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of August 11, 2021 and entered into by and among SANDRIDGE ENERGY, INC., a Delaware corporation (the “Borrower”), SANDRIDGE HOLDINGS, INC., a Delaware corporation (“SandRidge Holdings”), SANDRIDGE EXPLORATION AND PRODUCTION, LLC, a Delaware limited liability company (“SandRidge E&P”), SANDRIDGE MIDSTREAM, INC., a Texas corporation (“Sandridge Midstream”), SANDRIGE OPERATING COMPANY, a Texas corporation (“SandRidge Ops”), INTEGRA ENERGY, L.L.C., a Texas limited liability company, LARIAT SERVICES, INC., a Texas corporation, ICAHN AGENCY SERVICES LLC, in its capacity appointed under the Credit Agreement (as defined below) as the Administrative Agent, including its successors and assigns in such capacity from time to time (the “Administrative Agent”), and J. ARON & COMPANY LLC, in its capacity hereunder as the energy hedge provider, including its successors and assigns in such capacity from time to time (the “Energy Hedge Provider”).
PRELIMINARY STATEMENTS
(1)The Borrower has entered into that certain Credit Agreement, dated as of November 30, 2020 (the “Credit Agreement”), by and among the Borrower as borrower, the Administrative Agent and the lenders party thereto from time to time (the “Lenders”), which provides for, among other things, the making of Revolving Loans and Term Loans.
(2)The obligations of the Borrower in respect of the Credit Agreement are secured on a first priority basis by Liens on the Collateral pursuant to the terms of the Collateral Documents.
(3)The Borrower and the Energy Hedge Provider have entered into that certain ISDA Master Agreement, including the Schedule thereto, dated August 9, 2021 (the “ISDA Master Agreement”, the ISDA Master Agreement as supplemented by each confirmation in respect of each transaction entered into from time to time thereunder, as the foregoing may be amended, amended and restated or otherwise modified from time to time, the “Energy Hedge Agreement”).
ii

(4)By entering into this Agreement, the Energy Hedge Provider has become an Eligible Secured Swap Counterparty and the obligations of the Borrower in respect of the Energy Hedge Agreement are secured on a first priority basis by Liens on the Collateral pursuant to the terms of the Collateral Documents, which Liens are pari passu with the Liens that secure the obligations of the Borrower in respect of the Credit Agreement.
(5)In order to induce the Energy Hedge Provider to enter into the transactions contemplated by the Energy Hedge Agreement, each of the parties hereto has agreed to the agency, intercreditor and other provisions set forth in this Agreement.
AGREEMENT
In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Article I: Definitions.
Section 1.01    Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the term defined):
“Administrative Agent” has the meaning specified in the preamble hereto.
“Affiliate” means, with respect to any given Person (the “Specified Person”), any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Specified Person, or who holds or beneficially owns ten percent (10%) or more of any class of voting securities of the Specified Person or ten percent (10%) or more of the equity interests in the Specified Person.
“Agreement” means this Swap Intercreditor Agreement.
“Bankruptcy Code” means Title 11 of the United States Code.
“Borrower” has the meaning specified in the preamble hereto.
“Business Day” has the meaning specified for such term in the Credit Agreement.
“CEA Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1 a(47) of the Commodity Exchange Act, as amended.
“Collateral” means, collectively, all Property which is subject to, or is or is intended or required to become subject to, the security interests or Liens granted by any one or more of the Collateral Documents.

“Collateral Documents” has the meaning specified for such term in the Credit Agreement.
“Committed Loans” has the meaning specified for such term in the Credit Agreement.
“Commitments” has the meaning specified for such term in the Credit Agreement.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Credit Agreement” has the meaning specified in the preliminary statements to this Agreement.
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Discharge of Lender Obligations” means the occurrence of all of the following:
(a)termination or expiration of all Commitments and any other commitments to lend and to extend credit (or to acquire participations in letters of credit and all obligations to issue, amend, renew or extend letters of credit) that would constitute First Lien Obligations;
(b)payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such proceeding), premium (if any), and expenses (including, without limitation, all professional fees and expenses) on all First Lien Obligations (other than any undrawn letters of credit);
(c)discharge or cash collateralization (at the lower of (i) 105% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Loan Document) of all outstanding letters of credit constituting First Lien Obligations;
(d)payment in full in cash of Swap Obligations constituting First Lien Obligations (and, with respect to any particular Swap Contract, termination of such Swap Contract and payment in full in cash of all obligations thereunder or such other arrangements as have been made by the counterparty thereto and communicated to the Administrative Agent);
(e)the provision of cash collateral to the applicable Secured Parties in such amount as such Secured Parties determine is reasonably necessary to secure such Secured Parties in respect of any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages for which any such Secured Parties may be entitled to indemnification or reimbursement by any Loan Party pursuant to the indemnification or reimbursement provisions of the applicable Collateral Documents; and

(f)payment in full in cash of all other First Lien Obligations, including without limitation, Swap Obligations, that are outstanding and unpaid at the time the Indebtedness under the Credit Agreement is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time, except to the extent provided for in the preceding clause (e));
provided that, if, at any time after the Discharge of Lender Obligations has occurred, any Loan Party enters into any Loan Document or other loan documents, notes, guarantees, instruments and agreements evidencing a First Lien Obligation which incurrence is not prohibited by the applicable Secured Obligations Documents, then such Discharge of Lender Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new First Lien Obligations (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Lender Obligations), and the obligations under such document, instrument or agreement shall automatically and without any further action be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in this Agreement. In the event that any First Lien Obligations are modified and are paid, or to be paid, over time pursuant to section 1129 of the Bankruptcy Code or any similar provision under any other Debtor Relief Law, such First Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such Indebtedness and all obligations pursuant to such new Indebtedness shall have been satisfied.
“Discharge of Energy Hedge Provider Obligations” means the occurrence of each of the following:
(a)the termination or expiration of all transactions under the Energy Hedge Agreement; and
(b)payment in full in cash of all Energy Hedge Provider Obligations that are then due and payable, or the Energy Hedge Provider shall have notified the Administrative Agent in writing that the Energy Hedge Provider Obligations are secured by alternative collateral arrangements satisfactory to the Energy Hedge Provider.
“Discharge of Obligations” means that each of (a) the Discharge of Lender Obligations has occurred; and (b) the Discharge of Energy Hedge Provider Obligations has occurred.
“Disposition” has the meaning specified for such term in the Credit Agreement.
“Eligible Secured Swap Counterparty” has the meaning specified for such term in the Credit Agreement.
“Eligible Swap Counterparty” has the meaning specified for such term in the Credit Agreement.

“Energy Hedge Agreement” has the meaning specified in the preliminary statements hereto.
“Energy Hedge Provider” has the meaning specified in the preliminary statements hereto.
“Energy Hedge Provider Obligations” means all Obligations then due and payable (together with amounts which may become due and payable at a future date) to the Energy Hedge Provider under the Energy Hedge Agreement.
“Enforcement Action” means, at any time following an Event of Default, any action taken pursuant to applicable law or the applicable Collateral Documents to:
(a)foreclose, execute, levy or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license or otherwise dispose of (whether publicly or privately) the Collateral or otherwise exercise or enforce remedial rights with respect to the Collateral under the Collateral Documents (including by way of set-off, credit bid, recoupment notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);
(b)solicit bids from third Persons to conduct the liquidation or disposition of Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting and selling the Collateral;
(c)receive a transfer of Collateral in satisfaction of Indebtedness or any other Obligation secured thereby; or
(d)effect the sale, lease, exchange, transfer or other disposition of the Collateral after the occurrence and during the continuation of an Event of Default with the consent of the Administrative Agent;
(e)otherwise enforce a security interest or exercise another right or remedy, as secured creditor or otherwise, pertaining to the Collateral at law, in equity or pursuant to the Secured Obligations Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of Equity Interests comprising Collateral); or
(f)commence, or join in the filing of a petition for commencement of, an Insolvency or Liquidation Proceeding against any Loan Party or the owner of Collateral.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Event of Default” means (a) the occurrence of any “Event of Default” (as defined in the Credit Agreement) or (b) the occurrence of any “Event of Default” or “Termination Event” (each as defined in the Energy Hedge Agreement) where the Borrower is the “Defaulting Party” or an “Affected Party” (each as defined in the Energy Hedge Agreement as of the date hereof).
“Excluded Swap Obligation” has the meaning specified for such term in the Credit Agreement.
“First Lien” means a first priority Lien granted pursuant to the Collateral Documents to the Administrative Agent (for the benefit of the Secured Parties) on the Collateral to secure the Lender Obligations and the Energy Hedge Provider Obligations.
“First Lien Obligations” means, at the relevant time, (a) all Lender Obligations and (b) all Energy Hedge Provider Obligations; provided, however, that: at no time shall First Lien Obligations with respect to any Loan Party include any Excluded Swap Obligations with respect to such Loan Party; provided, further, that Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to ensure that (A) such Excluded Swap Obligations shall continue to be paid from total proceeds ratably and timely with the Lender Obligations and (B) the overall application of all proceeds under Section 5.01 of this Agreement shall result in the preservation of the ratable allocation to the Lender Obligations and the Energy Hedge Provider Obligations (including the Excluded Swap Obligations) otherwise set forth in Section 5.01 of this Agreement. To the extent any payment with respect to any First Lien Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, a second priority creditor, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.
“GAAP” has the meaning specified for such term in the Credit Agreement.
“Guarantor” has the meaning specified for such term in the Credit Agreement.
“Hedge Transactions” has the meaning specified for such term in the Credit Agreement.
“Indebtedness” means, with respect to any Person, without duplication (a) all obligations of such Person for borrowed money (including obligations for the payment of a tracking account balance or similar extension of credit not related to hedging or mitigating economic, financial or pricing risk), (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables in the ordinary course of business), (d) all obligations of such Person under leases which are or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable, (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (f) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument, (g) all indebtedness of others secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person, and (h) all indebtedness of others guaranteed directly or indirectly by such Person or as to which such Person has an obligation substantially the economic equivalent of a guaranty.
“Insolvency or Liquidation Proceeding” means:
(a)any case commenced by or against any Loan Party under the Bankruptcy Code or any other Debtor Relief Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Loan Party, any receivership or assignment for the benefit of creditors relating to any Loan Party or any similar case or proceeding relative to any Loan Party or its creditors, as such, in each case whether or not voluntary;
(b)any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Loan Party, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
(c)any other proceeding of any type or nature in which substantially all claims of creditors of any Loan Party are determined and any payment or distribution is or may be made on account of such claims.
“Junior Lien Debt” has the meaning specified for such term in the Credit Agreement.
“Law” has the meaning specified for such term in the Credit Agreement.
“Lender Obligations” means all Obligations outstanding under the Secured Obligations Documents other than Obligations outstanding under the Energy Hedge Agreement.
“Lenders” has the meaning specified in the preliminary statements hereto.
“Lender Counterparty” has the meaning specified for such term in the Credit Agreement.
“Lien” has the meaning specified for such term in the Credit Agreement.
“Loan” means any loan or similar extension of credit under the Credit Agreement.
“Loan Documents” has the meaning specified for such term in the Credit Agreement.

“Loan Parties” means, collectively, the Borrower and each Guarantor.
“Majority Lenders” has the meaning specified for such term in the Credit Agreement.
“Obligation” means all payment obligations of every nature of each Loan Party from time to time owed to any Secured Party or any of their respective Affiliates (a) under any Loan Document, whether for principal, interest, or other amounts, (b) in respect of Ordinary Course Settlement Payments, Termination Payments and other amounts owed under the Energy Hedge Agreement, (c) under this Agreement and the Collateral Documents and (d) in respect of fees, expenses, indemnification and other amounts payable under any of the foregoing documents and agreements; in each case solely to the extent arising and payable in accordance with the terms of the documents and agreements giving rise to such Obligations, including interest and other amounts which, but for the filing of a petition in bankruptcy, would have accrued on any Obligation, whether or not a claim is allowed for such interest in the bankruptcy proceeding.
“Ordinary Course Settlement Payments” means any and all payments due to the Energy Hedge Provider under the Energy Hedge Agreement from time to time, calculated in accordance with the terms of the Energy Hedge Agreement; provided, however, that Ordinary Course Settlement Payments do not include Termination Payments.
“Person” has the meaning specified for such term in the Credit Agreement.
“Property” means any right or interest in or to any asset or property of any kind whatsoever (including securities), whether real, personal or mixed and whether tangible or intangible.
“Qualified ECP” means, in respect of any CEA Swap Obligation, the Grantor has total assets exceeding $10,000,000 at the time that the relevant guarantee or grant of the relevant security interest becomes effective with respect to such CEA Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Revolving Loan” has the meaning specified for such term in the Credit Agreement.
“Secured Obligations Documents” means, collectively (without duplication), the Credit Agreement, the other Loan Documents, the Energy Hedge Agreement and any other document or instrument executed or delivered at any time in connection with any First Lien Obligation (other than any guaranty or letter of credit that constitutes Other Credit Support).
“Secured Parties” has the meaning specified for such term in the Credit Agreement.

“Secured Parties Representatives” means:
(a)in respect of the Lender Obligations, the Administrative Agent; and
(b)in respect of the Energy Hedge Provider Obligations, the Energy Hedge Provider.
“Swap Contracts” has the meaning specified for such term in the Credit Agreement.
“Term Loan” has the meaning specified for such term in the Credit Agreement.
“Termination Payment” means any amount payable by the Borrower in connection with the occurrence of an “Early Termination Date” (as defined under the Energy Hedge Agreement), including any “Early Termination Amount” (as defined under the Energy Hedge Agreement) payable under Section 6 of the Energy Hedge Agreement, any indemnification amounts payable under Section 11 of the Energy Hedge Agreement, as well as any interest (including default interest) due and payable by the Borrower in connection with such amounts; provided, however, that “Termination Payments” shall not include any Ordinary Course Settlement Payments due under the Energy Hedge Agreement that have been paid prior to such date of determination.
“Treasury Management Services Agreements” has the meaning specified for such term in the Credit Agreement.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.
Section 1.02    Credit Agreement and UCC Definitions. Unless otherwise defined herein, all capitalized terms used in this Agreement but not defined in this Agreement (as well as all capitalized terms used herein that are defined by reference to the Credit Agreement) shall have the respective meanings provided in the Credit Agreement as in effect on the date hereof or, if any such capitalized term is not defined in the Credit Agreement, shall have the meanings provided in Articles 8 and 9 of the UCC.
Section 1.03    Principles of Construction.
(a)The singular includes the plural and the plural includes the singular.
(b)The word “or” is not exclusive. Thus, if a party “may do (a) or (b)”, then the party may do either or both. The party is not limited to a mutually exclusive choice between the two alternatives.
(c)A reference to a Law includes any amendment or modification to such Law, and all regulations, rulings and Laws promulgated under such Law.

(d)A reference to a Person includes its successors and permitted assigns to the extent permitted and in accordance with the terms of the Secured Obligations Documents.
(e)Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.
(f)The words “include,” “includes” and “including” are not limiting.
(g)A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.
(h)References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time (to the extent permitted and in accordance with the terms of the Secured Obligations Documents) and in effect at any given time.
(i)The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.
(j)References to “days” mean calendar days, unless the term “Business Days” shall be used. References to a time of day mean such time in New York, New York, unless otherwise specified. If a Loan Party or any Affiliate of a Loan Party is required to perform an action, deliver a document or take such other action by a calendar day and such day is not a Business Day, then such Loan Party or such Affiliate shall take such action by the next succeeding “Business Day”.
(k)The Secured Obligations Documents are the result of negotiations between, and have been reviewed by, the Loan Parties, the Administrative Agent, each Lender and the Energy Hedge Provider and their respective counsel. Accordingly, the Secured Obligations Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against the Loan Parties, the Administrative Agent, any Lender or the Energy Hedge Provider.
Section 1.04    Certifications, Etc. All certifications, notices, declarations, representations, warrants and statements made by any officer, director or employee of the Borrower pursuant to or in connection with the Agreement shall be made in such person’s capacity as officer, director or employee on behalf of the Borrower and not in such Person’s individual capacity.

Article II: APPOINTMENT OF ADMINISTRATIVE AGENT.
Section 2.01    Administrative Agent.     The Energy Hedge Provider hereby appoints Icahn Agency Services LLC to act on its behalf as the Administrative Agent under the Credit Agreement and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms thereof, together with such actions and powers as are reasonably incidental thereto.
Section 2.02    Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and the Energy Hedge Provider, as a Secured Party, hereby appoints and authorizes the Administrative Agent to act as its agent for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to the terms of the Credit Agreement for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of Article IX and Article X (including Section 10.04(c)) of the Credit Agreement, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Section 2.03    Acceptance.    The Administrative Agent hereby accepts the appointments set out herein. As relevant to the provisions hereof, the provisions of Article IX of the Credit Agreement are hereby incorporated by reference.

ARTICLE III: LIEN PRIORITIES.
Section 3.01    Priorities. Each of the parties hereto hereby acknowledges and agrees that the grant of the Liens pursuant to the Collateral Documents creates a First Lien securing the payment and performance of the Lender Obligations and the Energy Hedge Provider Obligations, which Liens are secured on a pari passu basis.
Section 3.02    Prohibition on Contesting Liens. The Administrative Agent (on behalf of itself and each Secured Party) agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection or enforceability of a Lien held by or on behalf of any of the Secured Parties in the Collateral, or the provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of the Administrative Agent, any Secured Parties Representative or any Secured Party to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the First Lien Obligations as provided in Section 3.01 and Section 5.01.

Section 3.03    No New Liens.
(a)    Whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Loan Party, the parties hereto agree that no Secured Party will accept, or otherwise be the beneficiary of, any additional collateral or credit support (howsoever defined) with respect to any Obligations owed to such Secured Party unless such additional collateral or credit support (howsoever defined) is concurrently granted on a pro rata and pari passu basis to all Secured Parties to secure the First Lien Obligations (in a manner reasonably satisfactory to each Secured Party, in each such Secured Party’s sole discretion).
(a)To the extent that the foregoing provisions of Section 3.03(a) are not complied with for any reason, without limiting any other rights and remedies available, any amounts received or distributed pursuant to or as a result of Liens or other collateral or credit support (howsoever defined) granted in contravention of this Section 3.03 shall be subject to Section 5.01.
ARTICLE IV: ENFORCEMENT.
Section 4.01    Exercise of Remedies; Enforcement of Liens.
(a)    The Administrative Agent shall enforce, collect or realize on any Collateral and commence and maintain any Enforcement Action, and make determinations regarding the release, sale, disposition or restrictions with respect to the Collateral, and exercise any other right or remedy with respect to the Collateral, in each case in accordance with the provisions of the Credit Agreement and the Collateral Documents. In exercising rights and remedies with respect to the Collateral, the Administrative Agent may enforce the provisions of the Collateral Documents and exercise remedies thereunder as provided therein, all in such order and in such manner as it may determine in the exercise of its sole discretion. The Administrative Agent may take such actions as it deems desirable to create, prove, preserve or protect the Liens upon any Collateral.
(b)    In exercising rights and remedies with respect to the Collateral after the occurrence and during the continuance of any Event of Default, the Administrative Agent may enforce (or refrain from enforcing) the provisions of the Collateral Documents in respect of the First Lien Obligations and exercise (or refrain from exercising) rights and remedies thereunder and in accordance therewith, including:
(i)the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the First Lien Obligations;
(ii)the enforcement or forbearance from enforcement of any Lien in respect of the Collateral;
(iii)the exercise or forbearance from exercise of rights and powers of a holder of Equity Interests or any other form of securities included in the Collateral to the extent provided in the Collateral Documents;

(iv)the credit bidding of First Lien Obligations (provided that the Secured Parties agree that any credit bid of First Lien Obligations will be made ratably for the ratable benefit of the Secured Parties); and
(v)the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.
(c)    Following its receipt of notice of the occurrence of any Event of Default pursuant to Section 6.02, any Secured Parties Representative may request in writing that the Administrative Agent pursue any lawful action in respect of the Collateral in accordance with the terms of the Collateral Documents. Upon any such written request, the Administrative Agent shall seek the consent of the Majority Lenders to pursue such action (it being understood that the Administrative Agent shall not be required to advise the Majority Lenders to pursue any such action). Following its receipt of any such notice, the Administrative Agent may await the written direction from the Majority Lenders and will act, or decline to act, as so directed by the Majority Lenders, in the exercise and enforcement of the Administrative Agent’s interests, rights, powers and remedies in respect of the Collateral or under the Collateral Documents or applicable law and, following the initiation of such exercise of remedies, the Administrative Agent will act, or decline to act, subject to the provisions of Article VII, with respect to the manner of such exercise of remedies as directed by the Majority Lenders.

ARTICLE V: PAYMENTS.
Section 5.01    Application of Proceeds. Regardless of any Insolvency or Liquidation Proceeding which has been commenced by or against any Loan Party, any Collateral or any proceeds thereof received, in connection with any Enforcement Action shall be applied in the following order (it being agreed that the Administrative Agent shall apply such amounts in the following order as promptly as is reasonably practicable after the receipt thereof;
first, to payment of that portion of the First Lien Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III of the Credit Agreement) payable to the Administrative Agent in its capacity as such;
second, to payment of that portion of the First Lien Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender) and amounts payable under Article III of the Credit Agreement), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
third, to payment of that portion of the First Lien Obligations constituting accrued interest on the Committed Loans and other First Lien Obligations, ratably among the

Lenders in proportion to the respective amounts described in this clause Third payable to them;
fourth, to payment of that portion of the First Lien Obligations constituting unpaid principal of the Committed Loans, amounts payable under Swap Contracts (including, without limitation, the Energy Hedge Agreement), amounts payable under Treasury Management Services Agreements, ratably among the Lenders, Lender Counterparties and the Eligible Swap Counterparties (including, without limitation, the Energy Hedge Provider), in proportion to the respective amounts described in this clause Fourth held by them; and
last, the balance, if any, after all of the First Lien Obligations have been paid in full, to the Borrower or as otherwise required by Law.
provided, however, that (x) the foregoing order of application above shall not be altered as a result of any Liens under any of the Collateral Documents, including the Mortgages, failing to secure all of the First Lien Obligations, and the Secured Parties agree that proceeds from all sources shall be applied to ensure that the foregoing order of application is maintained and (y) if, at any time, the Energy Hedge Provider is entitled to terminate the Energy Hedge Agreement pursuant to this Agreement, the amounts and proceeds subject to this Section 5.01 shall not be applied by the Administrative Agent until the Energy Hedge Provider has had a reasonable opportunity (but, in each case, no later than ten (10) Business Days from the date when the Energy Hedge Provider is entitled to terminate the Energy Hedge Agreement) to terminate the Energy Hedge Agreement and to determine the amount of the Termination Payment resulting therefrom (provided, further, that the Administrative Agent shall be entitled to a copy of detailed supporting documentation for such determination). Any amounts received by the other Secured Parties in violation of sub-clause (y) in the immediately preceding sentence shall be subject to pari passu sharing with the Energy Hedge Provider pursuant to the foregoing priorities of distribution set forth in this Section 5.01.
    Notwithstanding any other provision of any Secured Obligations Document to the contrary, no payment received from any Loan Party that is not from a Qualified ECP shall be applied by the Administrative Agent or any other Secured Party to the payment of Excluded Swap Obligations, but appropriate adjustments shall be made with respect to payments from other Loan Parties to ensure that (A) such Excluded Swap Obligations shall continue to be paid from total proceeds ratably and timely with the Lender Obligations and (B) the overall application of all proceeds under this Section 5.01 shall result in the preservation of the ratable allocation to the Lender Obligations and the Energy Hedge Provider Obligations (including the Excluded Swap Obligations) otherwise set forth in this Section 5.01.
Section 5.02    Cure Periods. Notwithstanding anything in this Agreement or any other Collateral Document, upon any Enforcement Action, cure periods and other restrictions on the termination or enforcement of the Energy Hedge Agreement, if any, shall expire, and the Energy Hedge Provider shall have the right to terminate and enforce its rights under the Energy Hedge Agreement and receive application of proceeds of Collateral available to it under Section 5.01. For the avoidance of doubt, nothing in this Section 5.02 shall be construed as permitting the

Energy Hedge Provider to independently seek to realize upon, or otherwise exercise rights and remedies with respect to, the Collateral in contravention of the other provisions of this Agreement.
Section 5.03    Debt Balances.
(a)    Upon the written request of the Administrative Agent, each Secured Parties Representative shall promptly (and, in any event, within ten (10) Business Days) give such Person written notice of the aggregate amount of the First Lien Obligations then outstanding and owed by the Borrower or any Guarantor to the Secured Parties represented by such Secured Parties Representative under the applicable Secured Obligations Documents and any other information that such Person may reasonably request.
(b)Without limiting the foregoing, upon receipt of any of the monies referred to in Section 5.01, the Administrative Agent shall promptly provide notice to each Secured Parties Representative of the receipt of such monies. Within ten (10) Business Days of the receipt of such notice, each Secured Parties Representative shall give the Administrative Agent written certification by an authorized officer or representative thereof of the aggregate amount of the First Lien Obligations then outstanding owed by the Borrower to the Secured Parties represented by such Secured Parties Representative under the applicable Secured Obligations Documents to be certified to as presently due and owing (and, promptly upon receipt thereof, the Administrative Agent shall provide a copy of each such certification to each other Secured Parties Representative). Unless otherwise directed by a court of competent jurisdiction or each Secured Parties Representative, the Administrative Agent shall use the information provided for in such notices as the basis for applying such monies in accordance with Section 5.01.

ARTICLE VI: OTHER AGREEMENTS.
Section 6.01    Releases. Upon the written request of the Borrower in connection with any asset sale by the Borrower or the release of any [“Excluded Property”] as Collateral, in each case to the extent expressly permitted by (or, if not expressly permitted, not prohibited by) the terms of the Secured Obligations Documents, the Administrative Agent will, at the Borrower’s expense, without the consent of the Secured Parties, execute and deliver to the Borrower such documents (including UCC termination statements, reconveyances, customary pay-off letters, and return of Collateral) as the Borrower may reasonably request to evidence and effectuate the irrevocable and concurrent release of any Lien granted under any of the Collateral Documents in all or any portion of the Collateral being disposed of in connection with such asset sale or as identified as [Excluded Property]; provided that in each case the Borrower shall have delivered to the Administrative Agent and each Secured Parties Representative, at least ten (10) Business Days or such lesser period of time as the Administrative Agent or Secured Parties Representative may agree prior to the date of the proposed release, a written request for release identifying (generally) the relevant Collateral to be released from the Liens under the Collateral Documents, together with a certification by the Borrower stating that such asset sale or release of [Excluded Property] is in compliance with the terms of the Secured Obligations Documents and that the proceeds of such asset sale will be applied (if required) in accordance with the terms of the Secured Obligations Documents.
Section 6.02    Certain Actions. So long as any First Lien Obligations remain outstanding in respect of more than one class of Secured Parties, the following provisions shall apply:
(a)    Each Secured Parties Representative hereby agrees to give, pursuant to the terms set forth in the Secured Obligations Documents, as the case may be, the Administrative Agent prompt written notice of the occurrence of (i) any Event of Default of which such Person has written notice and (ii) acceleration of the maturity of any First Lien Obligations under any of the Secured Obligations Documents for which it acts as a Secured Parties Representative wherein such First Lien Obligations have been declared to be or have automatically become due and payable earlier than the scheduled maturity thereof or termination date thereunder (or similar remedial actions, including demands for cash collateral), and setting forth the aggregate amount of First Lien Obligations that have been so accelerated under such Secured Obligations Documents, in each case, as soon as practicable after the occurrence thereof (and, in any event, within ten (10) Business Days after the occurrence thereof); provided, however, that the failure to provide such notice shall not limit or impair the rights of the Secured Parties, or the obligations of any Loan Party hereunder or under the other Secured Obligations Documents. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default until it has received a written notice of such Event of Default from any Loan Party or from any Secured Party for whom it is acting as agent or trustee.
(b)    The Administrative Agent hereby agrees to give each Secured Parties Representative written notice of the occurrence of an Event of Default following its receipt of written notice thereof and provide a copy of all other information provided to it by any Loan Party under the Collateral Documents upon request.

ARTICLE VII: RELIANCE; WAIVERS; ETC.
Section 7.01    Reliance. Other than any reliance on the terms of this Agreement, each Secured Parties Representative acknowledges that it and each other Secured Party has, independently and without reliance on the Administrative Agent and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into each Secured Obligations Document to which it is a party and be bound by the terms of this Agreement and it will continue to make its own credit decision in taking or not taking any action under this Agreement or any other Secured Obligations Document.
Section 7.02    Management of Obligations, Etc.. Except as otherwise expressly provided herein, the Secured Parties will be entitled to manage and supervise their respective Loans, Hedge Transactions and other transactions under the Secured Obligations Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.

Section 7.03    Obligations Unconditional. All rights, interests, agreements and obligations of each of the Administrative Agent and the other Secured Parties hereunder shall remain in full force and effect irrespective of:
(c)any lack of validity or enforceability of any Secured Obligations Documents;
(d)except as otherwise expressly set forth in this Agreement and the Collateral Documents, any change in the time, manner or place of payment of, or in any other term of, all or any portion of the First Lien Obligations or any amendment or waiver or other modification, it being specifically acknowledged that a portion of the First Lien Obligations consists of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;
(e)except as otherwise expressly set forth in this Agreement and the Collateral Documents, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or any guarantee thereof;
(f)the securing of any First Lien Obligations or Junior Lien Debt with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral and any release of any guarantee securing any First Lien Obligations or Junior Lien Debt;
(g)the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or
(h)any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the First Lien Obligations or any Secured Party in respect of this Agreement and the Collateral Documents.

ARTICLE VIII: MISCELLANEOUS.
Section 8.01    Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any other Secured Obligations Document, the provisions of this Agreement shall govern and control.
Section 8.02    Counterparties; Integration; Effectiveness; Electronic Execution; Severability.
(a)    This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the parties hereto and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)    The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
(c)    If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction
(d)    All references to any Loan Party shall include such Loan Party as debtor and debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency or Liquidation Proceeding.
(e)    This Agreement shall terminate and be of no further force and effect on the date that the Discharge of Obligations occurs. Furthermore (i) upon the Discharge of Lender Obligations, the Lenders and the Administrative Agent shall have no rights or obligations under this Agreement, and any provisions requiring a consent or approval from the Lenders or the Administrative Agent shall instead be deemed to require such consent or approval from the Energy Hedge Provider, and (ii) upon the Discharge of Energy Hedge Provider Obligations, the Energy Hedge Provider shall have no rights or obligations under this Agreement, and any provisions requiring a consent or approval from the Energy Hedge Provider shall instead be deemed to require such consent or approval from the Administrative Agent.
Section 8.03    Amendments; Waivers.
(a)Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified, except pursuant to an agreement or agreements in writing entered into by each Secured Parties Representative.

(b)Notwithstanding Section 8.03(a), no Loan Party shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement.
(c)No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 8.03(a), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
(d)Notwithstanding the other provisions of this Section 8.03, each applicable Loan Party and the Administrative Agent may (but shall have no obligation to) amend or supplement this Agreement or the Collateral Documents without the consent of any other Secured Party: (i) to cure any ambiguity, defect or inconsistency; (ii) to make any change that would provide any additional rights or benefits to all of the Secured Parties; or (iii) to make, complete or confirm any grant of Collateral permitted or required by this Agreement or any of the Collateral Documents or any release of any Collateral that is made in accordance with the terms of this Agreement and the Collateral Documents.
(e)No right of the Secured Parties to enforce any provision of this Agreement or any Secured Obligations Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any other Guarantor or by any act or failure to act by any Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement or any Secured Obligations Document, regardless of any knowledge thereof which such Secured Party may have or be otherwise charged with.
Section 8.04    Information Concerning Financial Condition of the Loan Parties and their Affiliates. The Administrative Agent and the Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Loan Parties and their Affiliates and all endorsers and/or guarantors of the First Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations. Neither the Administrative Agent nor any other Secured Party shall have any duty to advise the Administrative Agent or any other Secured Party of information known to it or them regarding such condition or any such circumstances or otherwise except to the extent expressly required by a Secured Obligations Document. In the event that the Administrative Agent or any other Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Administrative Agent or any other Secured Party, except to the extent expressly required by a Secured Obligations Document it or they shall be under no obligation:

(a)    to make, and the Administrative Agent and the other Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;
(b)    to provide any additional information or to provide any such information on any subsequent occasion;
(c)    to undertake any investigation; or
(d)    to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
Section 8.05    Rights Under Energy Hedge Agreement. Each of the parties to this Agreement hereby acknowledges that nothing in this Agreement shall limit the Energy Hedge Provider’s rights under the Energy Hedge Agreement.
Section 8.06    Application of Payments. All payments received by the Administrative Agent (on behalf of the Secured Parties) or any Secured Party may be applied, reversed and reapplied, in whole or in part, to any part of the First Lien Obligations to the extent not in violation of this Agreement and the Collateral Documents.
Section 8.07    Jurisdiction, Etc.
(a)Each of the parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any way relating to this Agreement or any of the Collateral Documents or the transactions relating hereto or thereto, in any forum other than the courts of the State of Delaware sitting in New Castle County, and of the United States District Court of the District of Delaware, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Delaware State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement or any of the Collateral Documents in the courts of any jurisdiction.
(b)Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Collateral Document in any court referred to in Section 8.07(a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.08. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
Section 8.08    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail in accordance with the addresses of the parties as set forth on Annex I hereto. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received (if a Business Day) and on the next Business Day thereafter (in all other cases); notices sent by facsimile or e-mail shall be deemed to have been given when sent; provided that, if not given during normal business hours for the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient. All notices to the Secured Parties permitted or required under this Agreement shall also be sent to the Administrative Agent who shall copy each Secured Parties Representative. Any party hereto may change its address, e-mail address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
Section 8.09    Further Assurances. The Administrative Agent (on behalf of itself and the other Secured Parties under the Secured Obligations Documents), the Energy Hedge Provider and the Loan Parties agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Administrative Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.
Section 8.10    Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 8.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 8.12    Entire Agreement. This Agreement, together with any other agreement executed in connection and in accordance with this Agreement, is intended by the parties as a final expression of their agreement as to the matters covered by this Agreement and is intended as a complete and exclusive statement of the terms and conditions of such agreement.
Section 8.13    Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
Section 8.14    Binding Effect; No Third Party Beneficiaries.

(a)This Agreement and the rights, benefits and obligations hereof shall bind and inure to the benefit of each of the parties hereto and its respective successors and assigns. This Agreement and the rights, benefits and obligations hereof shall bind and inure to the benefit of each of the Secured Parties, and by execution hereof, the Administrative Agent, agrees to the foregoing for itself and for each of the Lender.
(b)Nothing in this Agreement shall impair the obligations of the Borrower or any Guarantor to pay principal, interest, fees and other amounts as provided in the Secured Obligations Documents.
(c)Other than the Secured Parties, there shall be no third party beneficiaries of this Agreement.
Section 8.15    Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Administrative Agent and the other Secured Parties. None of the Borrower, any Guarantor or any other creditor thereof shall have any rights hereunder and neither the Borrower nor any Guarantor may rely on the terms hereof, other than, in each case, the provisions of Sections 5.01, 8.03, 8.07, 8.08, 8.10, 8.14 and 8.16 (and the related definitions) hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with the terms hereof.
Section 8.16    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER COLLATERAL DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 8.17    Limitation of Liability. NO CLAIM SHALL BE MADE BY ANY PARTY HERETO, OR ANY OF SUCH PARTY’S AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS AGAINST ANY OTHER PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT, DUTY IMPOSED BY LAW OR OTHERWISE), IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

OR THE OTHER COLLATERAL DOCUMENTS OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.
[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed this Swap Intercreditor Agreement as of the date first written above.
ADMINISTRATIVE AGENT:
ICAHN AGENCY SERVICES LLC
By: /s/ Irene S. March
Name: Irene S. March
Title: Executive Vice Pr

ENERGY HEDGE PROVIDER:
J. ARON & COMPANY LLC
By: /s/ Sarah Kiernan
Name: Sarah Kiernan
Title: Managing Director

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:
BORROWER:
SANDRIDGE ENERGY, INC.
a Delaware corporation
By:    /s/ Salah Gamoudi
Name: Salah Gamoudi
Title: SVP & CFO

GUARANTORS:
SANDRIDGE HOLDINGS, INC.
a Delaware corporation
By:    /s/ Salah Gamoudi
Name: Salah Gamoudi
Title: SVP & CFO

SANDRIDGE EXPLORATION AND PRODUCTION, LLC,
a Delaware limited liability company
By:    /s/ Salah Gamoudi
Name: Salah Gamoudi
Title: SVP & CFO

SANDRIDGE MIDSTREAM INC.
a Texas corporation
By:    /s/ Salah Gamoudi
Name: Salah Gamoudi
Title: SVP & CFO

SANDRIDGE OPERATING COMPANY
A Texas corporation
By:    /s/ Salah Gamoudi
Name: Salah Gamoudi
Title: SVP & CFO

INTEGRA ENERGY, L.L.C.
a Texas limited liability company
By:    /s/ Salah Gamoudi
Name: Salah Gamoudi
Title: SVP & CFO

LARIAT SERVICES, INC.
a Texas corporation
By:    /s/ Salah Gamoudi
Name: Salah Gamoudi
Title: SVP & CFO

ANNEX I
NOTICE INFORMATION

If to Energy Hedge Provider:	J. ARON & COMPANY LLC 200 West Street New York, New York 10282-2198 Attention: Commodities Operations Email: jaron@gs.com Facsimile: (212) 493-9846
If to Administrative Agent:	ICAHN AGENCY SERVICES LLC Irene S. March Executive Vice President 16690 Collins Avenue - Penthouse Suite Sunny Isles Beach, FL 33160
If to Borrower [or any Guarantor]:	SANDRIDGE ENERGY, INC. 1 East Sheridan Suite 500 Oklahoma City, Oklahoma, 73104 Attention: Salah Gamoudi Email: sgamoudi@sandridgeenergy.com Facsimile: N/A